Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-281323) of Ceva, Inc., and
(2)

Registration Statements (Form S-8 Nos.  333-286974, 333-272139, 333-266698, 333-239813, 333-219868, 333-206274, 333-176207, 333-160866, 333-141355, 333-115506, 333-107443 and 333-101553) pertaining to the 2023 Inducement Award for Amir Panush, Amended and Restated 2011 Stock Incentive Plan, Amended and Restated 2003 Director Stock Option Plan of Ceva, Inc. (formerly ParthusCeva, Inc.), 2002 Stock Incentive Plan, as amended, Amended and Restated 2002 Employee Stock Purchase Plan, 2000 Stock Incentive Plan, Parthus Technologies 2000 Share Incentive Plan, and Chicory Systems, Inc. 1999 Employee Stock Option/Stock Issuance Plan

of our reports dated February 27, 2026, with respect to the consolidated financial statements of Ceva, Inc. and the effectiveness of internal control over financial reporting of Ceva, Inc. included in this Annual Report (Form 10-K) of Ceva, Inc. for the year ended December 31, 2025.

Haifa, Israel February 27, 2026	/s/ Kost Forer Gabbay & Kasierer A Member of EY Global